Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 20, 2004 with respect to the consolidated financial statements and schedule of FARO Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004 in the Registration Statement (Form S-8) pertaining to the FARO Technologies, Inc. 2004 Equity Incentive Plan and its Amended and Restated 1997 Employee Stock Option Plan.

/s/ Ernst & Young LLP
Orlando, Florida
May 17, 2005